UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GETTY REALTY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2009

To the Stockholders of
GETTY REALTY CORP.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Getty Realty Corp., a Maryland corporation, will be held at 270 Park Avenue, 11th Floor, New York, New York, on May 14, 2009 at 3:30 p.m., for the following purposes:

(1)	To elect a Board of five directors to hold office for the ensuing year and until the election and qualification of their respective successors.

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          Only stockholders of record at the close of business on March 26, 2009 are entitled to notice of and to vote at this meeting or any adjournments or postponement thereof.

          You are cordially invited to attend the meeting. Whether or not you expect to attend, please promptly vote, sign, date and return the enclosed proxy card in the enclosed U.S. postage-paid envelope. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use, in accordance with the instructions provided at the end of the enclosed proxy statement, and submit a new proxy card with a later date or vote in person at the meeting should you so desire.

By Order of the Board of Directors,

/s/ Joshua Dicker

Joshua Dicker
Vice President, General Counsel and Secretary

Jericho, New York
April 10, 2009

NOTE—IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2009: OUR PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 ARE AVAILABLE AT WWW.GETTYREALTY.COM.

GETTY REALTY CORP.
125 JERICHO TURNPIKE, SUITE 103, JERICHO, NEW YORK 11753

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

          This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Getty Realty Corp. (hereinafter called the “Company” or “Getty”), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York, on May 14, 2009 at 3:30 p.m., and at any adjournments or postponements thereof, for the purpose of electing a Board of Directors, ratifying the appointment of independent auditors and transacting such other business as may properly come before the meeting or any adjournment or postponement thereof.

Voting Rights, Outstanding Shares and Quorum

          At the close of business on March 26, 2009, the record date for stockholders entitled to vote at the meeting, there were 24,766,216 shares of Getty common stock outstanding. Each outstanding share of common share is entitled to one vote. The common shares vote as a single class. In order to constitute a quorum at the meeting, there must be present, or voting by proxy, holders of a majority of the outstanding common stock.

Broker Non-Votes and Abstentions

          A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (generally referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. With respect to the proposals regarding the election of directors and ratification of auditors, abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of any such matter, although they will be considered present for the purpose of determining the presence of a quorum.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

          This Proxy Statement and form of proxy card is being sent to stockholders on or about April 10, 2009.

ELECTION OF DIRECTORS

          Five directors are to be elected at the meeting for a term of one year or until their respective successors are elected and qualified. If a quorum is achieved at the meeting, a director will be elected for a term of one year if the number of votes cast “FOR” that director exceeds the number of votes cast “AGAINST” that director. Each share may be voted for as many individuals as there are directors to be elected.

          You may use the enclosed proxy card to cast your votes for the election of the nominees named in the table below. In the event that any of the nominees should become unable or unwilling to serve as a director, we intend to vote your proxy for the election of the person, if any, who is designated by the Board of Directors. The persons nominated for election as directors are as follows:

Name—Age Served as Director Since	Offices Held in Getty and/or Principal Occupation for Past Five Years

Milton Cooper - 80 May 1971

Chairman of the Board of Kimco Realty Corporation, a real estate investment trust, since November 1991; Director of Blue Ridge Real Estate/Big Boulder Corporation, a real estate management and land development firm, since 1983. Neither company is affiliated with Getty.

Philip E. Coviello - 66 June 1996	Partner of Latham & Watkins LLP, an international law firm, for eighteen years, until his retirement from the firm as of December 31, 2003.

David B. Driscoll – 54 May 2007

Managing Director, Morgan Joseph & Co., Inc. since July 2001. Co-head of ING Barings Americas Equity Capital Markets from 1999 to 2001. Served as coordinator of all of ING Barings Global property activities from 1997 to 1999. From 1996 to 1997 served as the Furman Selz senior officer responsible for property, lodging and leisure activities.

Leo Liebowitz - 81 May 1971

Chief Executive Officer of Getty since 1985. Served as President of Getty from May 1971 until May 2004. Served as Chairman, Chief Executive Officer and a director of Getty Petroleum Marketing Inc. (“Marketing”) from October 1996 until December 2000. Serves as a director of the Regional Banking Advisory Board of J. P. Morgan Chase & Co.

Howard Safenowitz - 50 December 1998

President, Safenowitz Family Corp. since June 1997. Served as the Senior Vice President, Business Affairs of Buena Vista Motion Pictures from March 2001 until April 2003, and prior thereto as Vice President, Business Affairs of Walt Disney Pictures and Television from January 1996 until March 2001. Neither company is affiliated with Getty. Served as a director of Marketing from December 1998 until December 11, 2000.

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

          The following table sets forth the beneficial ownership of Getty common stock as of March 26, 2009, of (i) each person who is a beneficial owner of more than 5% of the outstanding shares of Getty common stock, (ii) each director, (iii) the Named Executive Officers (as defined below), and (iv) all directors and executive officers as a group. The number of shares column includes shares as to which voting power and/or investment power may be acquired within 60 days of March 26, 2009 (such as upon exercise of outstanding stock options) because such shares are deemed to be beneficially owned under the rules of the Securities and Exchange Commission (the “SEC”).

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Approximate Percent of Class(2)

Ingalls & Snyder LLC 61 Broadway New York, NY 10006	1,515,389	(3)	6.10

Barclays Global Investors, N.A. and related entities 400 Howard Street San Francisco, CA 94105	1,428,511	(4)	5.77

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,474,646	(5)	5.95

Milton Cooper, Director c/o Kimco Realty Corporation 3333 New Hyde Park Road New York, NY 11042	1,331,968	(6)	5.40

Philip E. Coviello, Director	70,120	(7)	*

Leo Liebowitz, Director and Chief Executive Officer	3,040,053	(8)	12.30

Howard Safenowitz, Director Includes shares attributable to:	2,990,724	(9)	12.10
Safenowitz Family Corp. 2,442,197(10) shares (9.9%) Includes shares attributable to:
Safenowitz Partners, LP
1,837,894 shares (7.4%)

David B. Driscoll, Director	2,500	(11)	*

Kevin C. Shea, Executive Vice President	14,095	(12)	*

Thomas J. Stirnweis, Vice President, Treasurer and Chief Financial Officer	7,403		*

Joshua Dicker, Vice President, General Counsel and Secretary	10		*

Directors and executive officers as a group (8 persons)(13)	7,270,204		30.0%

* Total shares beneficially owned constitute less than one percent of the outstanding shares.

          (1) Unless otherwise indicated, the address of each of the named individual is c/o Getty Realty Corp., 125 Jericho Turnpike, Suite 103, Jericho, NY 11735.

          (2) The percentage is determined for each stockholder listed by dividing (A) the number of shares shown for such stockholder, by (B) the aggregate number of shares outstanding as of March 26, 2009 plus shares that may be acquired by such stockholder within 60 days of that date.

          (3) The information is derived from a Schedule 13G filed by Ingalls & Snyder LLC January 28, 2009. According to the Schedule 13G, Ingalls & Snyder LLC has shared dispositive power over 1,515,389 shares, which includes include shares held in accounts, managed under investment advisory contracts.

          (4) The information is derived from a Schedule 13G filed by Barclays Global Investors, N.A. and certain affiliated entities on February 5, 2009. According to the Schedule 13G, Barclays Global Investors, N.A. and certain affiliated entities have sole voting and dispositive power over 1,428,511 shares. According to the Schedule 13G, the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

          (5) The information is derived from a Schedule 13G filed by The Vanguard Group, Inc. on February 13, 2009. According to the Schedule 13G, The Vanguard Group, Inc. has dispositive power over 1,474,616 shares and voting power over 24,521 of those shares.

          (6) Includes 10,311 shares held in a partnership of which Mr. Cooper is a partner, 68,037 shares held by his wife as to which he disclaims beneficial ownership, 2,421 shares held in a qualified pension plan for the benefit of Mr. Cooper, 214,607 shares held by a charitable foundation of which Mr. Cooper is the president, 23,849 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan, 4,887 shares held by a retirement fund of which Mr. Cooper is a beneficiary, and 134,052 of the shares held by CLS General Partnership Corp., of which Mr. Cooper is a stockholder.

          (7) Includes 25,656 shares held by a charitable remainder trust of which Mr. Coviello is the trustee, 6,500 shares held in a 401(k) plan for the benefit of Mr. Coviello, stock options covering 7,000 shares that are presently exercisable and 931 shares in a testamentary trust formed under Mr. Coviello’s father’s will for the benefit of Mr. Coviello and his children, of which he is a co-trustee.

          (8) Includes 218,437 shares held by Mr. Liebowitz’ wife as to which he disclaims beneficial ownership, 55,724 shares held by a charitable foundation of which Mr. Liebowitz is a co-trustee, 20,000 shares held by Liebowitz Family LLC, of which Mr. Liebowitz is the manager, as to which he disclaims beneficial ownership, 54,187 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan, 394,249 shares held by Liebowitz Realty, LLC, of which Mr. Liebowitz is co-grantor and manager, and 310,957 of the shares held by CLS General Partnership Corp., of which Mr. Liebowitz is a stockholder.

          (9) Includes 2,442,197 shares attributable to Safenowitz Family Corp., which, in turn, includes 1,837,894 shares held by Safenowitz Partners, LP, 515,000 shares held by Safenowitz Family Partnership, LP and 89,303 shares held by Safenowitz Investment Partners (see footnote 10). Also includes 33,230 shares held as custodian for three children, 11,523 shares held by his wife (as to which he disclaims beneficial ownership) and 320,540 shares beneficially owned by The Marilyn Safenowitz Irrevocable Trust u/a/d 4/13/00, of which Mr. Safenowitz is trustee. Also, includes stock options covering 5,250 shares that are presently exercisable.

          (10) Includes 1,837,894 shares held by Safenowitz Partners, LP, 515,000 shares held by Safenowitz Family Partnership, LP, and 89,303 shares held by Safenowitz Investment Partners. Safenowitz Family Corp. is the general partner of each of Safenowitz Partners, LP, Safenowitz Family Partnership, LP and Safenowitz Investment Partners. Mr. Safenowitz is the president of Safenowitz Family Corp.

          (11) Consists of stock options covering 2,500 shares, of which 1,250 are currently exercisable and 1,250 will be exercisable within 60 days of March 26, 2009.

          (12) Includes 226 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan.

          (13) Mr. Liebowitz has pledged approximately 1,847,500 shares as security. None of the shares beneficially owned by any of the other directors, director nominees or executive officers of the Company are pledged as security.

DIRECTORS’ MEETINGS, COMMITTEES AND EXECUTIVE OFFICERS

Directors’ Meetings

          For 2008, the Board of Directors consisted of Messrs. Cooper, Coviello, Driscoll, Liebowitz and Safenowitz.

          During the year ended December 31, 2008, the Board of Directors held six meetings (including four regular meetings and two special meetings). Each of the directors attended all of the meetings of the Board of Directors, and of the Committees of the Board on which the director served. Each of the directors also attended the Annual Meeting of Stockholders in May 2008. Each of the nominees plans to attend this year’s Annual Meeting of Stockholders to be held on May 14, 2009.

Independence of Directors

          The Board of Directors has determined that Messrs. Cooper, Coviello, Driscoll and Safenowitz are “independent” as defined in the listing standards of the New York Stock Exchange (the “NYSE”). In making these determinations, the Board of Directors considered all relevant facts and circumstances, including the “independence” standards set forth in Section 303A.02 of the rules of the New York Stock Exchange. In doing so, the Board of Directors affirmatively determined that none of the directors or any of their family members, other than Mr. Leo Liebowitz (who is the Chief Executive Officer of Getty), has had any relationship with Getty (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than as a shareholder and director of Getty, within the last three years. Accordingly, the Board of Directors has affirmatively determined that each of the directors, other than Mr. Liebowitz, is “independent”.

          It has been and will continue to be the practice of the Board of Directors to meet at least quarterly each year and have Mr. Liebowitz, as Chairman, chair such meetings. Additionally, it has been the practice of the non-management directors to meet in executive session, without Mr. Liebowitz or any of the other members of management attending, at least quarterly each year, and to have Mr. Driscoll chair such sessions.

Committees

          The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee and a Compensation Committee, the membership and functions of which are described below.

                    Audit Committee

          The Audit Committee met 10 times in 2008. The Audit Committee consisted of Messrs. Coviello (Chairman), Driscoll and Safenowitz. The Audit Committee selects the firm of independent public accountants that audits the consolidated financial statements of Getty and its subsidiaries, discusses the scope and the results of the audit with the accountants and discusses Getty’s financial accounting and reporting principles as well as the adoption of new accounting pronouncements. The Audit Committee also examines and discusses the adequacy of Getty’s financial controls with the accountants and with management. In addition to regular meetings, at least one Audit Committee member meets telephonically with management and Getty’s independent auditors to review the Company’s annual and quarterly reports and other reports, as appropriate, prior to their filing with the SEC. The entire Audit Committee met with management and Getty’s independent auditors to review the Company’s audited financial statements for the fiscal year ended December 31, 2008, and recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for such fiscal year. Additionally, the Audit Committee reviews, and discusses with management, management’s specific disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Please also see the Audit Committee Report included in this Proxy Statement.

          The Board of Directors has determined that each member of the Audit Committee is “independent” and that each is “financially literate” as such term is defined in the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee meets the independence tests set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder by the SEC. The Board has also determined that Mr. Coviello and Mr. Driscoll each qualifies as an “audit committee financial expert” under the relevant rules of the SEC, and each has the requisite accounting/financial management expertise required by the listing standards of the NYSE.

          The Charter of the Audit Committee provides that members of the Audit Committee may not be members of the audit committee of three or more other public companies unless such other memberships have been disclosed to the Board and the Board has determined that such simultaneous service does not impair the ability of such member to serve effectively on the Audit Committee.

                    Nominating/Corporate Governance Committee

          The Nominating/Corporate Governance Committee met twice in 2008. The Nominating/Corporate Governance Committee consisted of Messrs. Safenowitz (Chairman), Cooper, and Coviello. The Nominating/Corporate Governance Committee recommends nominees for election to the Board and reviews the role, composition and structure of the Board and its committees. The Nominating/Corporate Governance Committee also recommends candidates to the Board for election as officers.

          The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” as such term is defined in the listing standards of the NYSE. The Nominating/Corporate Governance Committee Charter includes policies with regard to stockholder recommendations of nominees to the Board of Directors.

          Stockholders wishing to recommend candidates for election to the Board must supply information in writing regarding the candidate to Mr. Joshua Dicker, Vice President, General Counsel and Secretary of the Company, at Getty’s executive offices. This information should include the candidate’s name, biographical data and an analysis of the candidate based on the director candidate criteria described below. The recommendation must also include all information relating to the proposed director nominee that would be required to be disclosed in a solicitation of proxies for election of directors in an election contest under applicable securities law. Stockholders wishing to nominate a candidate must comply with the advance notice requirements in our By-Laws. Please refer to our By-Laws for more specific information. Additional information regarding proposed nominees may be requested by the Nominating/Corporate Governance Committee.

          Each nominee must possess fundamental qualities of intelligence, honesty, good judgment, and high standards of ethics, integrity, fairness and responsibility. The Nominating/Corporate Governance Committee also will consider the following criteria, among others the Committee deems appropriate, including the specific needs of the Board at the time:

•

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	the director’s past attendance at meetings and participation in and contributions to the activities of the Board (if applicable);

•	experience in our industry and with relevant social policy concerns;

•	understanding of our business on a technical level;

•	educational and professional background and/or academic experience in an area of our operations;

•	experience as a board member of another publicly held company;

•	practical and mature business judgment, including ability to make independent analytical inquiries;

•	“independence,” as defined by the New York Stock Exchange listing standards;

•	financial literacy;

•	standing in the community; and

•	ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths.

          On the basis of the information gathered in this process, the Nominating/Corporate Governance Committee will determine which nominees to recommend to the Board. Recommendations received prior to any Nominating/Corporate Governance Committee meeting where director nominees are to be considered will be considered at that meeting. The Nominating/Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. This process includes, among other things, personal interviews, discussions with professional references, background checks, credit checks and resume verification.

          The Nominating/Corporate Governance Committee never has received any recommendation for a director nominee from any stockholder or group of stockholders owning more than 5% of the common stock of Getty for more than one fiscal year.

                    Compensation Committee

                    The Compensation Committee met twice in 2008. The Compensation Committee consisted of Messrs. Cooper (Chairman), Coviello and Safenowitz. The Compensation Committee is responsible for developing and, with the approval of the Board, implementing the compensation plans, policies and programs of the Company, and producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. It is the Compensation Committee’s responsibility to ensure that compensation programs are designed to encourage high performance and promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

          The Compensation Committee administers the Supplemental Retirement Plan for Executives of Getty Realty Corp. and Participating Subsidiaries (“the Supplemental Retirement Plan”) and the Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) (which is the equity compensation plan approved by the stockholders at the Annual Meeting of Stockholders in May 2004), and reviews, and recommends to the Board, for Board approval, the compensation of the directors and each of the officers of Getty.

          The Compensation Committee’s Charter provides that the Committee may delegate any or all of its responsibilities, except that the Committee may not delegate its responsibilities with respect to:

•	its annual review and approval of compensation for officers, directors and certain highly compensated employees;

•	its recommendation to the Chairman of the Board of any changes in non-management director compensation;

•

its management and annual review of, and responsibilities with respect to, all bonus, incentive compensation, stock option and other equity-based compensation, employee pension and welfare benefit plans;

•	any other matters that involve executive compensation; or

•

any matters where the Committee has determined that such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

          The Chief Executive Officer, along with the Compensation Committee, reviews compensation for executive officers other than the Chief Executive Officer. No executive officer other than the Chief Executive Officer plays a role in determining or recommending the amount or form of executive and director compensation. The Compensation Committee does not currently engage any consultant related to executive or director compensation.

          The Board of Directors has determined that each member of the Compensation Committee is “independent” as such term is defined in the listing standards of the NYSE.

Website Access to Charters

          The Charters for each of the committees of the Board of Directors, the Corporate Governance Guidelines, and our Business Conduct Guidelines (which serves as our “code of ethics” under the Sarbanes-Oxley Act of 2002 and our “code of business conduct and ethics” under the NYSE rules and covers officers, employees and directors), may be accessed through the Getty website at www.gettyrealty.com by clicking on “Corporate Governance.” Additionally, copies may be requested in writing by submitting the request to Mr. Joshua Dicker, Vice President, General Counsel and Secretary, at the address for Getty’s executive offices provided in this Proxy Statement. The Code of Conduct applies to all employees, officers and directors of the Company and any waivers of the Code of Conduct for directors or executive officers, if any, will be disclosed in the Company’s Annual Proxy Statement. There were no such waivers in 2008.

Contacting the Board of Directors

          Stockholders and other interested parties who wish to communicate with the Board of Directors may do so by sending written communications to the Board of Directors at the following address: Board of Directors, Getty Realty Corp., 125 Jericho Turnpike, Suite 103, Jericho, New York 11753. Stockholders and other interested parties who wish to direct communications to only the independent (non-management) directors of Getty (or Mr. Driscoll only) may do so by sending written communications to the following address: Independent Directors (or Mr. Driscoll only), c/o Getty Realty Corp., 125 Jericho Turnpike, Suite 103, Jericho, New York 11753. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Executive Officers

          In addition to Mr. Liebowitz, the Company’s executive officers are Mr. Kevin C. Shea, age 49, Executive Vice President of Getty since May 2004 (Vice President since 2001), Mr. Thomas J. Stirnweis, age 50, Vice President, Treasurer and Chief Financial Officer of Getty since 2003 (Corporate Controller and Treasurer since 2001) and Mr. Joshua Dicker, age 48, Vice President, General Counsel and Secretary of Getty (Vice President since February 2009, General Counsel and Secretary since February 2008).

          There are no family relationships between any of the Company’s directors or executive officers.

          Mr. Shea has been with Getty since 1984. Prior to 2001, he was Director of National Real Estate Development for the Company.

          Mr. Stirnweis joined Getty in January 2001 as Corporate Controller and Treasurer. Prior to joining Getty, he was Manager of Financial Reporting and Analysis of Marketing, where he provided services to Getty under a services agreement following the spin-off of Marketing in March 1997. Prior thereto, he held the same position at the Company from November 1988.

          Mr. Dicker joined Getty in February 2008. Prior to joining Getty, he was a partner in the law firm Arent Fox LLP, resident in its New York City office, specializing in corporate and transactional matters.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

          This Discussion and Analysis describes Getty’s policies with respect to the compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee is responsible for setting the policies which govern base salary and other compensation and employee benefits including Getty’s retirement and profit sharing plan, supplemental retirement plan for executives, stock option plan (which expired in 2009), and incentive compensation plan, and for determining the amounts payable under these plans, subject to review by the Board of Directors with respect to certain determinations as described in the next paragraph.

          Compensation of Getty’s executive officers (with the exception of the Chief Executive Officer) is reviewed by the Chief Executive Officer with the Compensation Committee and is discussed, reviewed and approved by the full Board of Directors. The compensation of the Chief Executive Officer is discussed, reviewed and approved by the Compensation Committee.

          Overview

          Getty’s compensation program for executive officers is designed to effectively manage and limit annual increases in the Company’s aggregate compensation expense while providing executive officers (other than the Chief Executive Officer) with a total compensation package that is adequate to retain them, encourage high performance, and promote accountability. Getty’s compensation policies are also designed to promote increased stockholder value by aligning the financial interests of Getty’s executive officers with those of its stockholders. The Compensation Committee believes that its current policies, plans and programs are adequate for these purposes.

          Getty’s Chief Executive Officer, Mr. Leo Liebowitz, is the Company’s largest stockholder. Accordingly, the Company believes that he is committed to promoting the enhancement of cash flows and earnings and, consequently, increased stockholder values, and that his financial interests are aligned with those of the Company’s stockholders without regard to his compensation. In setting the Chief Executive Officer’s compensation, the Compensation Committee is guided by what it believes is reasonable for his position in view of his contributions to the Company’s performance without regard to retention.

          Getty relies on a combination of annual compensation and employee benefits and long-term compensation in the form of stock-based grants to retain its other executive officers. Stock-based grants are viewed by the Compensation Committee as the means of aligning the financial interests of Getty’s executive officers with those of its stockholders. Getty’s compensation program for executive officers does not as a general matter include annual incentive awards.

          The Compensation Committee reviews, from time to time, the annual compensation survey conducted by the National Association of Real Estate Investment Trusts (“NAREIT”), but does not engage in benchmarking. Generally, the Compensation Committee focuses on regional “cost of living” increases in determining annual increases in base salaries. Cash compensation and the number of restricted stock units (including dividend equivalents paid with regard to such restricted stock units) granted annually are in amounts which the Compensation Committee considers to be sufficient to retain its executive officers and to align their interests with those of Getty’s stockholders.

          Section 162(m) of the Internal Revenue Code denies publicly-held corporations the federal income tax deduction for compensation in excess of $1.0 million paid to its chief executive officer and four other most highly compensated officers during a fiscal year unless the compensation is “performance-based”. At this time the compensation paid to our Chief Executive Officer and other officers do not approach the limits imposed by the Section 162(m) limitations on deductibility. In the event that the compensation of any officer approaches the Section 162(m) limitations in the future, the Compensation Committee will consider such limitations in determining such officer’s total compensation.

          The primary elements of compensation for executive officers are the following:

•	Base salary;

•	Equity incentive compensation (i.e. restricted stock units (“RSUs”) with dividend equivalents);

•	Retirement and other plans; and

•	Perquisites and other benefits.

Base Salary

          Annual increases in base salaries of Getty’s executive officers typically have been determined by multiplying base salaries of Getty’s executive officers for the prior year by a percentage representing a cost of living increase. The Compensation Committee generally does not evaluate base salaries each year other than to consider cost of living increases. Historically, the annual percentage increase in base salaries of Getty’s executive officers has been three (3%) percent, except in 2008 and 2009 as described below. In view of the fact that the relevant cost of living index in 2008 did not appreciably increase compared to the prior year, the Compensation Committee determined in February 2009 that a cost of living increase adjustment was not necessary for executive officers.

          Following the resignation in 2007 of Getty’s prior General Counsel, the Compensation Committee undertook to review the base salaries of Mr. Thomas Stirnweis, the Company’s Vice President, Treasurer and Chief Financial Officer, and Mr. Kevin Shea, the Company’s Executive Vice President, both from a market standpoint and in connection with the evaluation of compensation terms being considered for a new General Counsel.

          Following this review, in February 2008, Mr. Stirnweis’ base salary was increased to $250,000, and Mr. Shea’s base salary was increased to $265,000. At the same time, Getty appointed Mr. Joshua Dicker as General Counsel and Secretary at a base salary of $235,000. Mr. Dicker’s salary was arrived at in negotiations between Getty and Mr. Dicker. In preparation for these negotiations, the Compensation Committee considered the 2007 NAREIT Compensation Survey and the base salaries of Getty’s other executive officers.

          In February 2009 the Compensation Committee decided, based on the recommendation of the Chief Executive Officer and Mr. Dicker’s performance in his first year with the Company, to promote Mr. Dicker to Vice President in addition to retaining his titles as General Counsel Secretary, and to increase his base salary to $250,000.

Equity Incentive Compensation

                    2004 Incentive Compensation Plan

          At the 2004 Annual Meeting of Stockholders, the stockholders approved the 2004 Plan for officers and other valued employees of the Company and its subsidiaries and members of the Board. The 2004 Plan provides for the grant of restricted stock, restricted stock units, cash, stock or other performance awards, dividend equivalents, deferred stock awards, stock payments and other stock awards to eligible individuals. The 2004 Plan does not provide for the grant of stock options. The 2004 Plan also permits a grant to each employee of 10 shares of common stock on or about December 31st of each year (which, in the case of 2008, was granted to each full-time employee), as well as a grant to each employee, on each fifth anniversary of his or her employment, of 10 shares of common stock for each five years of employment.

          The 2004 Plan is administered by the Compensation Committee which has the power to determine eligibility, the types and sizes of awards, the price and timing of awards, terms of vesting, the acceleration or waiver of any vesting restriction and the timing and manner of settling vested awards. In 2008, the Board of Directors approved certain technical amendments to the 2004 Plan to comply with the provisions of Section 409A of the Internal Revenue Code. As amended, the 2004 Plan provides that the Compensation Committee may not exercise its discretion to accelerate the payment or settlement of any awards where such payment or settlement constitutes “deferred compensation” within the meaning of Section 409A unless and to the extent such accelerated payment or settlement is permissible under Section 409A.

          An aggregate of 1,000,000 shares of common stock are available for grant pursuant to the 2004 Plan, subject to adjustments for stock dividends and stock splits. The aggregate maximum number of shares of common stock that may be subject to awards granted under the 2004 Plan to all participants during any calendar year is 80,000.

          The Compensation Committee may terminate, amend, or modify the 2004 Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent such approval is required in order to comply with any applicable law, regulation or stock exchange rule, or to increase the maximum number of shares which may be issued, in any year or in aggregate, under the 2004 Plan.

          In no event may an award be granted pursuant to the 2004 Plan on or after the tenth anniversary of the last date on which Getty’s stockholders approved the 2004 Plan.

          Generally, to better align the interests of the Company’s directors, officers and employees with the interests of the Company’s stockholders, the Compensation Committee grants equity based awards under the 2004 Plan consisting of restricted stock units (including dividend equivalents paid with regard to such restricted stock units). For 2008, the Compensation Committee granted 2,500 restricted stock units (and related dividend equivalents) to each executive officer (including the Chief Executive Officer) and to each director (other than the Chief Executive Officer). The Compensation Committee does not utilize performance targets in determining the number equity-based awards to issue.

          The following chart presents information regarding Getty’s equity compensation plans, as of December 31, 2008:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity Compensation Plans approved by stockholders

-the Stock Option Plan	17,250		$20.80	0	(1)

-the 2004 Plan	62,000	(2)	$0.00	937,600	(3)

Equity Compensation Plans not approved by stockholders	N/A		N/A	N/A

Total	79,250			937,600

          (1) The term of the Stock Option Plan expired at the end of January 2008. The Compensation Committee cannot grant any more options pursuant to the Stock Option Plan.

          (2) Represents shares underlying outstanding restricted stock units.

          (3) The 2004 Plan permits awards of restricted stock, restricted stock units, cash, stock or other performance awards, dividend equivalents, deferred stock awards, stock payments and stock awards. There is no sublimit on any particular type of award. All awards are governed by the aggregate limit of 1,000,000 shares of common stock available under the 2004 Plan.

Retirement Plans

          Getty has a retirement and profit-sharing plan with deferred 401(k) savings plan provisions (the “Retirement Plan”) for employees meeting certain service requirements. An annual discretionary profit sharing contribution is determined by the Board of Directors. The contribution is calculated as a percentage of the sum of (i) the employee’s compensation (as defined in the Retirement Plan) up to the maximum allowed under Internal Revenue Service regulations, and (ii) the excess of that amount over the social security taxable wage base. For 2008, the Board of Directors elected to contribute 1% of that sum for each eligible employee. This percentage was consistent with prior years. Under the terms of the Retirement Plan, the Company matches 50% of each participating employee’s elective contribution to the Retirement Plan, but in no event more than 3% of the employee’s compensation. The Company’s contributions to the Retirement Plan vest in accordance with a six-year vesting schedule and are paid upon retirement, death, disability, or termination of employment, as described more fully in the Retirement Plan.

          Getty also has the Supplemental Retirement Plan for executive officers and other senior management employees. The Board of Directors has sole discretion to select annually the eligible employees for whom contributions will be made. Under the Supplemental Retirement Plan, which is not qualified for purposes of Section 401(a) of the Internal Revenue Code, a participating employee may receive in his trust account an amount equal to 10% of his compensation (as defined in the Supplemental Retirement Plan), reduced by the amount of any contributions allocated to the employee by the Company under the

Retirement Plan. The amounts paid to the trustee under the Supplemental Retirement Plan may be used to satisfy claims of general creditors in the event of Getty’s or any of its subsidiaries’ bankruptcy. The trustee may not cause the Supplemental Retirement Plan to be other than “unfunded” for purposes of the Employee Retirement Income Security Act of 1974, as amended. An employee’s account vests in the same manner as under the Retirement Plan and is paid upon separation of service from the Company. Under the Supplemental Retirement Plan, during any fiscal year the Board of Directors may elect not to make any payment to the account of any or all eligible employees. In 2008, the Board of Directors approved certain technical amendments to the Supplemental Retirement Plan in order to comply with Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change in Control

          In December 1994, Getty entered into agreements with certain key employees, providing for severance payments upon enumerated termination and change of control events. Mr. Stirnweis is currently the only employee covered by these arrangements. The Company’s obligation under Mr. Stirnweis’ severance agreement is triggered by the termination of Mr. Stirnweis’ employment (i) by the Company other than for cause, (ii) by the Company or its successor following a change in control, or (iii) by the Company or Mr. Stirnweis following assignment of materially different employment by the Company. (Mr. Stirnweis’ employment will be considered “materially different” if it is on terms materially less favorable to Mr. Stirnweis than the terms in effect as of the date of the severance agreement, or if his place of employment is relocated more than 15 miles from Jericho, NY.) If Mr. Stirnweis’ employment is so terminated, the Company is obligated to pay severance compensation for a period of 12 months following the termination, in an amount equal to his Guaranteed Salary minus any amount of similar compensation Mr. Stirnweis may receive from another employer during such 12-month period. “Guaranteed Salary” is defined in the severance agreement as the sum of (a) Mr. Stirnweis’ current base salary; (b) the greater of 20% of his current base salary or the benefits received by him under any bonus plan; (c) his current expected annual benefits under the Supplemental Retirement Plan; (d) the total of the current expected annual employer contributions made to his account under the Retirement Plan; and (e) his current annual automobile reimbursement. If, following a change in control, the Company or its successor continues to compensate Mr. Stirnweis but at a total salary less than his Guaranteed Salary, the Company is obligated to pay the difference during the 12-month severance period. In addition, if as a result of one of the above events, Mr. Stirnweis suffers a loss or reduction in healthcare benefits, the Company will pay the full cost of continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1984 (“COBRA”). In 2008, technical amendments were made to Mr. Stirnweis’ severance agreement to comply with Section 409A of the Internal Revenue Code.

          Getty does not believe that potential payments to Mr. Stirnweis under his severance agreement influence decisions regarding other elements of his, or other executive officers’, compensation.

          Pursuant to a long-standing arrangement, upon the death of Mr. Liebowitz, benefits in an amount equal to twelve months’ salary will be paid to his estate. In the event of termination of Mr. Liebowitz’ employment due to illness or incapacity for a period of one year or longer, benefits equal to twenty-four months’ salary will be payable to Mr. Liebowitz.

Summary Compensation Table

          The following table sets forth information about the compensation of the Chief Executive Officer and each of the other executive officers of Getty (the “Named Executive Officers”) for services in all capacities to Getty and its subsidiaries during the periods indicated.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion(3)	Total Compensation
		($)	($)	($)	($)	($)	($)	($)	($)

Leo Liebowitz	2008	394,022	0	11,192	0	0	0	73,691	478,905
Director and Chief	2007	382,546	0	0	0	0	0	72,334	454,880
Executive Officer	2006	372,656	0	0	0	0	0	71,185	443,841

Kevin C. Shea	2008	258,379	0	63,252	0	0	0	41,229	362,860
Executive Vice	2007	206,688	0	49,594	0	0	0	34,747	291,029
President	2006	201,576	0	34,860	1,202	0	0	33,828	271,466

Thomas J. Stirnweis	2008	244,479	0	63,252	0	0	0	40,269	348,000
Vice President,	2007	201,475	0	49,594	0	0	0	34,603	285,672
Treasurer and Chief	2006	196,266	0	34,860	1,202	0	0	33,715	266,043
Financial Officer

Joshua Dicker	2008	216,923	0	11,192	0	0	0	33,969	262,084
Vice President, General
Counsel
and Secretary

          (1) Stock awards are in the form of restricted stock units. Getty generally records compensation expense with respect to the grant of awards under the 2004 Plan using the fair value method of accounting. Under accounting principles generally accepted in the United States of America, Getty will record compensation expense for a restricted stock award equal to the excess of the fair market value of the award determined as of the date of the grant over the amount (if any) the participant pays for the stock, and will recognize this amount as compensation expense ratably over the five-year vesting period of the restricted stock award. The future value of future dividends is assumed to be reflected in the closing per share price of the common stock, and, consequently, in the fair value of each award. Therefore, the dividend equivalents paid on restricted stock units are not shown separately in this table. Awards subject to performance vesting conditions will result in similar compensation expense measured at the grant date, which may be adjusted periodically as vesting becomes more or less likely, and amounts recognized as compensation expense in any period in which vesting occurs. Getty will charge retained earnings in the amount of any payment of dividend equivalents granted under the 2004 Plan. The Company pays dividends on restricted stock units only to the extent dividends are declared on shares of its common stock. See also Note 8 to Getty’s Consolidated Financial Statements for the year ended December 31, 2008, included in Getty’s Annual Report on Form 10-K for the year ended December 31, 2008.

          (2) The fair value of Getty’s stock options is recognized as compensation expense ratably over the four-year vesting period of the options. No stock options have been granted to employees by Getty since the year ended December 31, 2002. The stock options granted in 2002 became fully vested in 2006. The fair value of the stock options granted during the year ended December 31, 2002 was estimated as $0.56 per option on the date of grant using the Black-Scholes option-pricing model and assuming an expected dividend yield of 9.0%, an expected volatility of 18%, a risk-free interest rate of 3.6%, and an expected life of the options of 7 years. See also Note 8 to Getty’s Consolidated Financial Statements for the year ended December 31, 2008, included in Getty’s Annual Report on Form 10-K for the year ended December 31, 2008.

          (3) All Other Compensation includes (w) perquisites and other personal benefits received by the Named Executive Officers that exceeded $10,000 in the aggregate for the fiscal year, specified below, (x) Company contributions to the Retirement Plan (including contributions under both the profit-sharing and 401(k) components of the Retirement Plan), (y) Company contributions to the Supplemental Retirement Plan, and (z) life insurance premiums, as set forth in the following table:

Name	Year	Profit Sharing Contribution	Company Match Under 401(k) Provisions	Supplemental Retirement Plan	Life Insurance(a)		Perquisites and Other Personal Benefits(b)	Severance Benefits	Total All Other Compensation
		($)	($)	($)	($)		($)	($)	($)

Leo Liebowitz	2008	3,580	0	37,156	19,755	(c)	13,200	—	73,691
	2007	3,525	0	35,854	19,755	(c)	13,200	—	72,334
	2006	3,458	0	34,772	19,755	(c)	13,200	—	71,185

Kevin C. Shea	2008	3,580	6,900	17,361	4,388		9,000	—	41,229
	2007	3,502	6,716	12,091	3,438		9,000	—	34,747
	2006	3,458	6,392	11,640	3,338		9,000	—	33,828

Thomas Stirnweis	2008	3,580	6,900	16,649	4,140		9,000	—	40,269
	2007	3,393	6,552	12,310	3,348		9,000	—	34,603
	2006	3,458	6,233	11,774	3,250		9,000	—	33,715

Joshua Dicker	2008	3,342	6,396	12,089	3,892		8,250	—	33,969

          (a) Except as provided in (c) below, all life insurance policy premiums relate to term life insurance policies.

          (b) Perquisites and Other Personal Benefits consist only of an automobile allowance.

          (c) Amount includes payment by the Company of 25% of the $75,626 fixed annual premium for a 10-year universal life insurance policy owned by Mr. Liebowitz. Mr. Liebowitz pays the remaining 75% of that premium.

Grants of Plan-Based Awards

Name	Board Action Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(1)
			Threshold ($)	Target	Maximum	Threshold	Target	Maximum
				($)	($)	($)	($)	($)

Leo Liebowitz	2/21/2008	3/1/2008	0	0	0	0	0	0	2,500	0	67,150

Kevin C. Shea	2/21/2008	3/1/2008	0	0	0	0	0	0	2,500	0	67,150
	2/15/2007	3/1/2007	0	0	0	0	0	0	2,500	0	74,000
	2/16/2006	3/1/2006	0	0	0	0	0	0	2,500	0	72,000

Thomas J. Stirnweis	2/21/2008	3/1/2008	0	0	0	0	0	0	2,500	0	67,150
	2/15/2007	3/1/2007	0	0	0	0	0	0	2,500	0	74,000
	2/16/2006	3/1/2006	0	0	0	0	0	0	2,500	0	72,000

Joshua Dicker	2/21/2008	3/1/2008	0	0	0	0	0	0	2,500	0	67,150

          (1) Grant date fair value is calculated based on the closing price of the Company’s common stock on the grant date. See Note 8 to Getty’s Consolidated Financial Statements for the year ended December 31, 2008, included in Getty’s Annual Report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

          The following table provides information as to outstanding restricted stock units held by each of Getty’s executive officers at December 31, 2008. There were no stock options held by such officers at year end.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

	(#) Exercisable	(#) Unexercisable	(#)	($)	($)	(#)	($)	(#)	($)

Leo Liebowitz	0	0	0	N/A	N/A	2,500	52,650	0	0
Kevin C. Shea (2)	0	0	0	N/A	N/A	7,400	155,844
Thomas J.Stirnweis(2)	0	0	0	N/A	N/A	7,400	155,844
Joshua Dicker	0	0	0	N/A	N/A	2,500	52,650	0	0

          (1) Restricted stock units vest at the rate of 20% per year. Vested restricted stock units are settled upon termination of employment with Getty.

          (2) In addition to each of their 7,400 unvested restricted stock units, Messrs. Shea and Stirnweis each had 4,600 vested restricted stock units outstanding at December 31, 2008 (of which, in each case, 1,900 restricted stock units vested during the year ended December 31, 2008) for which no value is realized until termination of employment with Getty. The unrealized value of vested restricted stock units as of December 31, 2008 was $96,876 for each of Messrs. Shea and Stirnweis.

Nonqualified Deferred Compensation (Supplemental Retirement Plan)

Name	Executive Contributions in 2008	Registrant Contributions in 2008	Aggregate Earnings in 2008	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/08

	($)	($)	($)	($)	($)

Leo Liebowitz	0	35,854	214,524	0	1,814,683
Kevin C. Shea	0	12,091	(59,894)	0	84,867
Thomas J. Stirnweis	0	12,310	(44,975)	0	78,578

Nonqualified deferred compensation represents the balances accumulated under the Supplemental Retirement Plan. The Company contributions in 2008 equal the amount included in all other compensation for the Supplemental Retirement Plan attributable to 2007.

Potential Payments Upon Termination or Change in Control

See “Executive Compensation — Compensation Discussion and Analysis — Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Milton Cooper	29,000	11,192					44,192
Philip E. Coviello	39,500	11,192					50,192
David B. Driscoll	97,500	37,922	4,392				139,814
Howard Safenowitz	34,000	11,192					46,192

          (1) Directors receive annual retainer fees of $20,000, except that the Chairman of the Audit Committee receives an annual retainer fee of $22,000. Directors also receive Committee and Board meeting fees of $1,000 for each meeting attended (except for telephonic meetings, for which the fee is $500), except that the Chairman of the Audit Committee receives $1,500 for each Audit Committee meeting (except for telephonic meetings, for which he receives $750). Directors who are employees of Getty do not receive retainers or Board meeting fees. In his capacity as lead independent director, during 2008 Mr. Driscoll was requested by the Board of Directors to act as the Company’s lead representative in discussions with Marketing regarding possible modifications to the Company’s Master Lease with Marketing and, in connection therewith, to work with management on supporting matters, including analysis of issues and development of strategies. Because of these increased Board responsibilities, the Board of Directors determined to provide Mr. Driscoll additional Board compensation on a per diem basis. Accordingly, Mr. Driscoll earned $67,500 in additional director fees related to services provided in 2008. The arrangement is continuing in 2009.

          (2) The Company granted 2,500 restricted stock units to each non-employee director in 2008. The fair value of the restricted stock units granted to such directors in 2008 was determined based on the closing market price of Getty’s stock on the date of grant and was estimated at $26.86 per unit with an aggregate grant date fair value estimated at $67,150 for each such director and $268,600 in the aggregate. The fair value of the grants is recognized as compensation expense ratably over the five year vesting period of the grants. Vested restricted stock units are settled upon termination of service from the Board of Directors. At December 31, 2008, Messrs. Cooper, Coviello and Safenowitz each had 2,500 restricted stock units outstanding and Mr. Driscoll had 7,500 restricted stock units outstanding. See also Note 8 to Getty’s Consolidated Financial Statements for the year ended December 31, 2008, included in Getty’s Annual Report on Form 10-K for the year ended December 31, 2008.

          (3) The fair value of Getty’s options is recognized as compensation expense ratably over the four-year vesting period of the options. At December 31, 2008, Mr. Coviello had 7,000 options outstanding and exercisable, Mr. Driscoll had 5,000 options outstanding, of which 1,250 were exercisable, and Mr. Safenowitz had 5,250 options outstanding and exercisable. See also Note 8 to Getty’s Consolidated Financial Statements for the year ended December 31, 2008, included in Getty’s Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee Interlocks and Insider Participation

          The members of the Compensation Committee for fiscal year 2008 were Messrs. Cooper, Safenowitz and Coviello. There were no Compensation Committee interlocks to report in 2008.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Milton Cooper (Chairman)
Philip E. Coviello
Howard Safenowitz

REPORT OF THE AUDIT COMMITTEE

To Our Stockholders:

          This report addresses our compliance with rules of the SEC and the listing standards of the NYSE designed to enhance audit committee effectiveness, to improve public disclosure about the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies.

Independence/Qualifications

          The Board of Directors has determined that each member of the Audit Committee is “independent”, as such term is defined in the listing standards of the NYSE, and that each member who served on the Audit Committee for 2008 is “financially literate”, as such term is defined in the listing standards of the NYSE. The Board has also determined that Mr. Coviello and Mr. Driscoll each qualifies as an “audit committee financial expert” under the relevant rules of the SEC and each has the requisite accounting/financial management expertise required by the listing standards of the NYSE.

Sarbanes-Oxley Act Compliance

          During the past year, the Audit Committee met regularly with management to assure that the Company’s internal financial controls continued to meet applicable standards under the Sarbanes-Oxley Act and are compliant with the listing standards of the New York Stock Exchange. The Company’s internal financial controls were reviewed and tested by PricewaterhouseCoopers LLP, our independent auditors, who have issued an unqualified audit report on our internal financial controls. Their report is included with the consolidated financial statements in our Annual Report to Shareholders. At the Audit Committee meeting held on February 26, 2009, the Committee reviewed our internal financial controls with management and PricewaterhouseCoopers LLP, and determined that Getty is in compliance with the requirements applicable to it.

Financial Statements

With regard to our audited financial statements, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP;

(2) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as modified or supplemented;

      (3) (a) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the audit committee concerning independence, and (b) discussed with PricewaterhouseCoopers LLP their independence; and

     (4) based upon the review and discussions set forth in paragraphs (1) through (3) above, recommended to Getty’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

          Prior to filing with the SEC of each of the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008, the Audit Committee Chairman or another member of the Audit Committee, reviewed with the Company’s management and PricewaterhouseCoopers LLP the Company’s interim financial results to be included in such reports and the matters required to be discussed by SAS 61.

          The report of the Audit Committee should not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this information by reference, and should not otherwise be deemed filed under such Acts.

Audit Committee:
Philip E. Coviello (Chairman)
Howard Safenowitz
David B. Driscoll

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          On February 26, 2009, the Audit Committee appointed the firm of PricewaterhouseCoopers LLP, subject to ratification by the stockholders at the Annual Meeting, to audit the accounts of Getty with respect to our operations for the year ending December 31, 2009 and to perform such other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services. As long as a quorum is present, a majority of votes cast at the meeting is necessary to ratify the appointment of the independent registered public accounting firm.

          The Audit Committee’s Pre-Approval Policy requires pre-approval of services to be provided by PricewaterhouseCoopers LLP. The Policy authorizes the Audit Committee to delegate to one or more of its members, and the Audit Committee has delegated to each of its members, authority to pre-approve non-audit services. Each member is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All (100%) of the non-audit services performed by PricewaterhouseCoopers LLP in 2007 and 2008 were pre-approved by the Audit Committee.

          The fees paid to PricewaterhouseCoopers LLP, our principal independent registered public accounting firm, during 2007 and 2008 were as follows:

		2007	2008

(a)	Audit Fees(1)	$622,800	$466,000

(b)	Audit-Related Fees (assurance and related services reasonably related to audit or review of financial statements not reported under (a))(2)	$70,000	$0

(c)	Tax Fees (professional services for tax compliance, advice and planning)(3)	$135,500	$233,290

(d)	All Other Fees (not reflected in (a) - (c))	$0	$0

            (1) Includes the aggregate fees and expenses estimated or billed for professional services rendered by PricewaterhouseCoopers LLP for the integrated audit of the Company’s annual consolidated financial statements for the fiscal year and of its internal control over financial reporting as of year end and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year.

(2) For 2007, represents fees related to the audit of the properties acquired from various subsidiaries of FF-TSY Holding Company II, LLC (the successor to Trustreet Properties, Inc.).

            (3) For 2008, includes $200,000 for federal and state tax compliance and $33,290 for tax related advisory services. For 2007, includes $100,500 for federal and state tax compliance and $35,000 for tax related advisory services.

          Representatives of the firm of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS GETTY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2009.

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

          Stockholder proposals to be considered for inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act must be received by December 11, 2009. Any stockholder proposal or director nomination to be presented at our 2010 Annual Meeting of Stockholders that is not intended to be included in our Proxy Statement will be considered “untimely” if we receive it before February 13, 2010 or after March 15, 2010. Such proposals and nominations also must be made in accordance with our Bylaws. An untimely proposal may be excluded from consideration at our 2010 Annual Meeting of Stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, Getty’s officers and directors are required to file reports of ownership and changes in ownership of Getty equity securities with the SEC and the NYSE. Copies of these reports are required to be furnished to us. Except for the late filings noted below, based on our review of the Forms 4 that we received during fiscal 2008 and the Forms 5 that we received with respect to fiscal 2008, and written representations provided by our directors and officers, Getty believes that during fiscal 2008 all of our officers and directors complied with the Section 16(a) requirements. Messrs. Liebowitz, Dicker and Shea each filed a Form 4 on December 22, 2008 reporting the receipt of 10 shares of common stock granted by the Company on November 18, 2008 pursuant to the 2004 Plan. Mr. Stirnweis filed a Form 4 on December 22, 2008 reporting the receipt of 10 shares of common stock on November 18, 2008 and the receipt of 40 shares of common stock on November 10, 2008, both awards granted by the Company pursuant to 2004 Plan. Mr. Shea filed a Form 4 on February 9, 2009 reporting the receipt of 50 shares of common stock granted by the Company on January 9, 2009 pursuant to the 2004 Plan.

CERTIFICATIONS

          On June 16, 2008, in accordance with Section 303A.12 of the Listed Company Manual of the New York Stock Exchange, our Chief Executive Officer certified to the New York Stock Exchange that he was not aware of any violation by our Company of NYSE corporate governance listing standards as of that date.

          On March 2, 2008, our Chief Executive Officer and Chief Financial Officer each filed the certification required by Section 302 of the Sarbanes-Oxley Act of 2002 as an exhibit to our Annual Report on Form 10-K for fiscal year ended December 31, 2008.

OTHER MATTERS

          Management does not know of any matters, other than those referred to above, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting, or any adjournment or adjournments or postponements thereof, we intend to cast votes pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

          Record holders may vote by returning the enclosed proxy by mail or by attending the meeting and voting in person. If your shares are held in “street name”, which means they are held for your benefit in the name of a broker, bank or other intermediary, you will receive instructions from your broker, bank or other intermediary on how you can indicate the votes you wish to cast with respect to your shares. Please be aware that beneficial owners of shares held in “street name” may not vote their shares in person at the meeting unless they first obtain a written authorization to do so from their bank or broker. The proxy may be revoked at any time prior to its exercise. Record holders may revoke their proxy by voting at the meeting or by submitting a later-dated proxy prior to the meeting to the Secretary of the Company at the address on the first page of this proxy statement. If your shares are held in “street name”, you must contact your broker for instructions on revoking your proxy. Brokerage houses and other custodians will be requested to forward solicitation material to beneficial owners of stock that they hold of record. We will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding proxy material to the beneficial owners. The cost of this solicitation, which will be effected by mail, will be borne by us.

April 10, 2009
By Order of the Board of Directors,

/S/ JOSHUA DICKER
Joshua Dicker
Vice President, Secretary and General Counsel

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY GETTY REALTY CORP.	For	With- hold	For All Except

ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Getty Realty Corp. hereby constitutes and appoints LEO LIEBOWITZ and THOMAS STIRNWEIS, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote at the meeting (or if only one shall be present and acting at the meeting then that one), all of the common shares of stock of the corporation that the undersigned would be entitled, if personally present, to vote at the annual meeting of stockholders of the corporation to be held at 270 Park Avenue, 11th Floor, New York, New York, on May 14, 2009, at 3:30 pm and at any adjournments or postponements thereof.

1. ELECTION OF DIRECTORS. FOR all nominess listed (except as marked to the contrary below) Nominees: M. Cooper, P. Coviello, D. Driscoll, L. Liebowitz, H. Safenowitz

INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, mark “For All Except” and write the name(s) of such nominee(s) in the space provided below.

			For	Against	Abstain
2. The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.
			For	Against	Abstain
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Receipt is acknowledged of notice and proxy statement for the foregoing meeting and of annual report to stockholders for the fiscal year ended December 31, 2008.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder or, if no direction is made, will be voted “FOR” items 1, 2 and 3.

Please be sure to sign and date this Proxy in the box below.	Date

sign above

Detach above card, sign, date and mail in postage paid envelope provided.

GETTY REALTY CORP. 125 Jericho Tpke., Suite 103, Jericho, NY 11753

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other duly authorized officer. If a partnership, please sign in partnership name by authorized officer.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.